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                                                                    EXHIBIT 10.5


                   D E L T A     I N T E R N E T    S E R V I C E S

TERMS AND CONDITIONS FOR THE USE OF A DEDICATED INTERNET ACCESS ACCOUNT

1. This Agreement by and between Delta Internet Services, duly authorized and existing under the laws of the State of California with its main office at 731 E. Ball Road, Suite 204, Anaheim, California 92805 ("Delta"); and the Customer (as indicated in this agreement) for the provision by Delta or its subcontractors and affiliates, of certain computer and network services, for the use by the Customer.

2. This service is to cover Dedicated Internet Access by the Customer only and does not extent to any other person, corporation or entity, regardless of their relationship with the Customer. This account is considered personal and private, and under no circumstances is the account to be share with outside parties. Direct or indirect access to the Internet from this account by any third party is expressly forbidden, in particular, IP traffic for IP addresses, other than those issued by Delta, will not be allowed. The Customer may perform work or offer services, on behalf of a third party, that results in the presentation of the third party's information or products on the Internet. Accounts which have been transferred to other parties or show other activity in violation of this paragraph, are subject to immediate cancellation.

3. Use of this account to violate the security of any computer network, crack passwords or security encryption codes, transfer or store illegal materials including that deemed threatening or obscene, or engage in any kind of illegal activity is expressly prohibited. The Customer will abide by all its rules, regulations and policies of those networks and computer systems accessed via this account whether operated by Delta or not. If the Customer is unsure of those policies, it is the Customer's responsibility to ascertain said policies. The Customer agrees to indemnify and hold Delta harmless from any claims resulting from the Customer's use of the service which damages either the Customer or another party or parties.

4. A Dedicated Internet Access account with Delta entitles the Customer to pass IP traffic between the Customer's network and the internet through Delta's network. The Customer must adhere to all technical requirements specified by Delta. Delta will provide SMTP mail to an appropriate mail service at the Customer's site. Individual POP e-mail accounts with Delta's domain and/or UUCP mail are not included with this account, but may be obtained for additional fees. Delta will provide a modest UseNet news feed (nor more than 100 groups), or up to 4 concurrent NNTP news accounts with the basic dedicated access account. A more comprehensive news feed or additional NNTP access accounts may be obtained or an additional fee. Delta will allow discretionary (use of name servers to resolve host names on the Customer's network. All domain name, IP address, and IP routing changes and/or additions must be coordinated through Delta and may incur additional fees.

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    The Customer is responsible for providing Delta with a reliable 24 hour contact to notify in the event of failure or down-time for maintenance.

5. The Customer is responsible for any and all fixed and accumulative charges for this account. The account setup fee and your first month service fee will be charged to the Customer immediately. Each month, on the date that the Customer's account is considered functional by Delta, the account will be charged monthly access and any other fees for the new month plus any accumulated charges for the past month. If you are paying for your account by check. Delta may require a deposit for your account.

6. The Customer agrees to pay all billed amounts according to credit card issuer agreement until the Customer cancels the account or discontinues credit card billing. Payments by check not made within 14 days of the billing date are to be considered delinquent and may be subject to reasonable collection and legal fees as well as interest accrued at 1.5% per month, or the state legal limit, whichever is lower. Returned checks are subject to a change of $25.00. All account holders will be given 60 days notice prior to any change in pricing policy.

7. Any change the Customer requests to their account, including without limitation protocol, configuration, or passwords, may be subject to a fee. The actual fee will be quoted by Delta at the time of the request.

8. The Customer agrees that Delta has the right to suspend or cancel an account for any reason, including, without limitation, the investigation of policy or agreement violations, inappropriate use, use of excessive system or network resources, or nonpayment of services fees. in the event that Delta suspends or cancels an account, Delta will made a reasonable effort to notify the Customer of the act prior to the actual event.

9. The Customer must cancel with written notice sent to the address of Delta listed in this agreement. The Customer agrees that Delta has the right to delete all data, files or other information (that is stored on Delta's servers on behalf of the Customer, if the account is canceled, for any reason, by either the Customer or Delta.

10. All setup fees and first month's recurring fees are non-refundable, unless the Customer is unsuccessful in using the account and notifies Delta, in writing, within thirty days of establishing said service. In the event of a cancellation in the first thirty days, the Customer is liable for any and all expenses incurred by Delta in establishing the Customer's account. Beyond the initial thirty day period, any fees paid are refundable at Delta's discretion.

11. It is the Customer's responsibility to provide all hardware, peripherals and software necessary to support the particular account and configuration selected. Delta assumes basic technical competence on the part of the Customer. as well as the ability to independently obtain and configure the necessary software and hardware. Delta will provide free phone support for most technical issues relating to the setup of the Customer's account for technical issues that may arise over the lifetime of the account; however, Delta has the right

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    to determine the extent to which it will work with any Customer.  The
    Customer will endeavor to use e-mail technical support whenever possible for contacting support@deltanet.com.

12. LIMITED WARRANTY. No warranty is made by Delta regarding bandwidth or any information, services or products provided through, in connection with, or located on the computer systems at Delta, or elsewhere, or other services provided by Delta or other parties, and Delta hereby expressly disclaims and all warranties, including, without limitation;
    1) any warranties as to the bandwidth, availability, accuracy, or content of information, products, or services; and 2) any warranties of merchantability or fitness for a particular purpose.

13. LIMITED LIABILITY. Any liability of Delta, including without limitation any liability for damages caused or allegedly caused by any failure or performance, error, omission, interruption, deletion, defect, delay or operation or transmission, communications the failure, theft or destruction of, or unauthorized access to, alteration of, or use of records, whether for breach of contract, tortuous behavior, negligence, or under any other cause of action, shall be strictly limited to the amount paid by or on behalf of the Customer to Delta for the current month.

14. The terms and conditions of this agreement supersede any previous agreement, statement of terms and conditions, or understanding between Delta and the Customer. The Customer agrees that Delta has the right to change or modify its acceptable use policy at any time

15. By the use of a Delta account, the Customer accepts the terms and conditions set forth in this agreement.



I hereby agree to be responsible for payment of this account and to abide by the terms and conditions set forth above.

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